Exhibit 99.1
Kentucky USA Energy, Inc. Receives Additional $1.2 Million from Credit Facility
Released: 12/17/09 09:00 AM EST

Kentucky USA Energy, Inc. (the “Company”) (OTCBB: KYUS), announced today that the Company has received an additional $1.2 million in funding from NSES 12, LLC, a funding vehicle of New Stream Capital (“NSES”), for the continued development of its drilling program on its New Albany shale leasehold in the Illinois Basin in western Kentucky. The Company received its first loan of $2,500,000 under the NSES $10 million senior secured credit facility (the “Credit Facility”) on June 25, 2008, a second loan of $2,500,000 under the Credit Facility on February 10, 2009 and a third installment of $600,000 under the Credit Facility on August 14, 2009. All amounts borrowed from NSES under the Credit Facility must be used for the Company’s development of its New Albany Shale drilling program. To date, the Company has successfully tied-in 16 wells to the Olive Grove Gathering & Treatment Facility managed by Seminole Energy Services, LLC (“Seminole”) and to Seminole’s gas distribution pipeline.

“We are pleased with the confidence that New Stream Capital has shown in our Company and our ability to execute our drilling program on our leasehold in the New Albany Shale," said Steven Eversole, CEO of Kentucky USA Energy. "New Stream’s additional investment is a strong affirmation of the drilling progress we have made to date, including our recent tie-in to the Seminole treatment facility and pipeline and the bringing of our 16 wells online and into production."

Eversole added, "We look forward to the new year and all that we intend to accomplish in our existing drilling program, in our previously disclosed joint venture project with 7921 Energy LLC and with additional leasehold acquisition opportunities that we are currently reviewing. We will continue to update our shareholders on all of these projects."

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with, it believes, the experience and technological expertise to exploit the gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contacts:

Kentucky USA Energy, Inc.
Steven Eversole, CEO, 606-878-5987
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com